Exhibit 1.01

Canon Inc.

Conflict Minerals Report

For the Period from January 1, 2022 to December 31, 2022

This Conflict Minerals Report for the period from January 1, 2022 to December 31, 2022, is presented as an exhibit to the Specialized Disclosure Report on Form SD, to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.	Introduction (Background to the disclosure of the Conflict Minerals Report)

Established in 1937, Canon Inc. is a Japanese corporation with its headquarters in Tokyo, Japan. Canon Inc. is one of the world’s leading manufacturers of office multifunction devices, laser printers, inkjet printers, cameras, medical equipment and lithography equipment. Canon Inc. earns revenues primarily from the manufacture and sale of these products domestically and internationally. For details of corporate activities please refer to our annual report filed on Form 20-F.

Canon Inc. voluntarily delisted its American Depositary Receipts from the New York Stock Exchange on March 6, 2023. However, the company currently remains subject to reporting obligations under Exchange Act, including the final rules issued by the United States Securities and Exchange Commission (“SEC”) to implement Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”).

In response to Rule 13p-1, Canon Inc. conducted a “Reasonable Country of Origin Inquiry” (“RCOI”) for products manufactured or contracted to manufacture by Canon Inc. and its consolidated subsidiaries (“Canon” or “Canon Group”) from January 1, 2022 to December 31, 2022 (“reporting period”). The inquiry identified four minerals classified as conflict minerals—namely tin, tantalum, tungsten, and gold (“3TG”)—that originated in the Democratic Republic of the Congo and adjoining countries (“covered countries”) and did not come from recycled or scrap minerals, that are used in some of the parts or materials that make up Canon Group’s products. Further, Canon Inc. conducted due diligence on the source and chain of custody of 3TG (“due diligence”) identified as originating from covered countries.

2.	Application of Conflict Minerals Report on Canon and products subject to disclosure

As of December 31, 2022, Canon Inc. had 330 consolidated subsidiaries, of which 53 subsidiaries manufactured products or contracted to manufacture products in the reporting period for which 3TG were necessary to the functionality and production, and were subject to the reporting requirements under the SEC’s final rules regarding the Dodd-Frank Act. In total, 54 companies of the Canon Group, including Canon Inc. and those 53 consolidated subsidiaries conducted the RCOI. The subsidiaries that conducted the RCOI include certain marketing companies that contracted with manufacturers outside the Canon Group to manufacture items for sale outside the Canon Group.

Canon operates its business in four segments: the Printing Business Unit, the Imaging Business Unit, the Medical Business Unit and the Industrial Business Unit.

The Printing Business Unit includes office multifunction devices, laser printers, and inkjet printers for personal and office use as well as production print products for print professionals. The Imaging Business Unit includes digital cameras as well as lenses and various related accessories. It also includes compact photo printers, network cameras, digital cinema cameras, and broadcast HDTV lenses. The Medical Business Unit includes Computed tomography (CT), Magnetic resonance imaging (MRI), ultrasound, X-ray systems, and clinical laboratory systems, as well as digital radiography (DR) systems and ophthalmic equipment. The Industrial Business Unit includes semiconductor lithography equipment, flat panel display (FPD) lithography equipment, organic light-emitting diode (OLED) display manufacturing equipment.

In each of these units, electronic components and substrates which contain 3TG are used in the majority of products manufactured by or contracted to manufacture by Canon.

Canon Group purchases raw materials, parts and components which include 3TG and manufactures products. Canon Group is located downstream in the 3TG supply chain, and does not directly purchase 3TG from mines. Therefore, Canon Group has to rely on information provided by the first-tier suppliers to the Canon Group (“first-tier suppliers”) in identifying the source country of the 3TG. Many of the first-tier suppliers also have to rely on information from their upstream suppliers.

3.	Basic principles regarding response to conflict minerals

Canon Inc. established the “Basic Approach of the Canon Group Regarding Conflict Minerals” in September 2012. Canon Inc. expanded the scope of covered minerals and risks in 2020 and updated the policy as the “Canon Group Basic Policy on Responsible Minerals Sourcing”. This has been published on Canon Inc.’s official website and applied to the entire Canon Group.

URL: https://global.canon/en/csr/conflict/policy.html

4.	RCOI and Due Diligence

The design of Canon’s RCOI and due diligence measures is in conformity with the “OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (third edition)” (“OECD Guidance”). Canon took the steps described below in accordance with the five steps laid out in the OECD Guidance.

a.	Step 1: Establish strong company management systems
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In order to respond to the conflict minerals situation, Canon established a cross-functional Conflict Minerals Response Project Team (“Project Team”) in its headquarters under the direction of a representative director in charge (Executive Vice President & CFO) in December 2010. Moreover, Canon designated a person in charge of conflict minerals in each of its group companies that manufacture or contract to manufacture products. The Project Team currently operates as the Working Group on Responsible Minerals Sourcing (“Working Group”).

-	As stated above, Canon Inc. established the “Canon Group Basic Policy on Responsible Minerals Sourcing”.
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Canon established the “Guidelines for Responsible Minerals Sourcing” that clarified the responsible divisions and the framework for handling responsible minerals sourcing issues as well as the survey process, for the persons involved in the Canon Group.

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In July 2022, Canon Inc. summoned the persons in charge of responsible minerals sourcing for Canon Group’s domestic subsidiaries that manufacture or contract to manufacture products and held a meeting to share the results of the 2021 minerals survey and discuss Canon’s policies for the survey of 2022. Moreover, for the persons in charge of responsible minerals sourcing matters for overseas subsidiaries, Canon Inc. shared information by e-mail.

-	Canon created and distributed the Responsible Minerals Sourcing Survey Manual to the first-tier suppliers.
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Canon requested the first-tier suppliers to sign and submit written confirmation (“Certificate of Consent”) of their agreement and cooperation with Canon’s “Canon Group Basic Policy on Responsible Minerals Sourcing” and their agreement to take an action for appropriate measures should any significant risks associated with mineral sourcing be found in the supply chain.

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Using its Minerals Information Management System, Canon Inc. linked survey responses to product information, conducted product-level assessments, and stored the assessment results in a database, except for such products as handled by newly joined subsidiaries. Internal rules require that data records be retained for at least five years.

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Canon Inc. is a member of the Responsible Minerals Trade Working Group (“RMTWG”) of the Japan Electronics and Information Technology Industries Association (“JEITA”). As part of its initiatives, the RMTWG provided the documents and videos related to the responsible minerals sourcing for suppliers in supply chains in the electrical and electronics industry. Step 3 below provides details of the industry initiatives on responsible minerals sourcing that Canon Inc. participates in.

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As an early-warning risk-awareness system specified in the OECD Guidance, Canon Inc. established a grievance mechanism — “Contact Point for Reporting Concerns Regarding Conflict Mineral Issues” (renamed in 2020 “Procedure for the Submission of Concerns Regarding Minerals Risk”) — on its official website in 2015. No reports from employees, suppliers, or other stakeholders were received by the contact point in 2022.

URL: https://global.canon/en/contact/conflict/conflict-form-e.html

b.	Step 2: Identify and assess risks in the supply chain
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Canon designed a framework to identify each of the parts and materials used in the products that it manufactured or contracted to manufacture. Canon used its production and shipping management system, which includes bills of materials for products and also used its procurement system, to identify parts and materials required in products planned for production and shipping between January and the end of December 2022. (Canon Group companies not using such system made use of a similar method to identify parts and materials.) Canon then carried out the RCOI on the first-tier suppliers handling the identified parts and materials.

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For the RCOI, Canon used the RMI Conflict Minerals Reporting Template Revision 6.22 (“CMRT”). The CMRT is published by the Responsible Minerals Initiative (“RMI”), one of the programs of the Responsible Business Alliance (“RBA”). Canon requested the first-tier suppliers that were identified as possibly using 3TG to report their status of 3TG using the CMRT. Suppliers that were not using 3TG for their parts and materials had the option of reporting their status through an alternative method, instead of using the CMRT.

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In addition to the RCOI described above, Canon conducted due diligence examinations of first-tier suppliers that reported the use of 3TG originating from covered countries. Suppliers who reported 3TG smelters were requested to fill in Canon’s own “Smelter Risk Check Form” and if they reported any smelters that did not meet the conformant or active smelters in the RMI’s audit program, they were also asked to submit the estimated schedule to mitigate the risks on such non-conformant or non-active smelters.

-	Canon requested replies from the first-tier suppliers who did not respond by the closing date of the response.
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Canon Inc. verified the replies submitted by first-tier suppliers (for any incomplete answers or errors) using a proprietary reply-processing tool. When necessary, Canon requested resubmissions from first-tier suppliers.

-	As of April 17, 2023, Canon had received responses from 96 percent of all first-tier suppliers surveyed.
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Canon compared the smelters or refiners (“SORs”) identified through the RCOI against the list of the SORs which have been validated to be conformant to the Responsible Minerals Assurance Process (“RMAP”), the audit program of the RMI, as published by the RMI. The RMI implements cross recognition with the London Bullion Market Association (LBMA) and the Responsible Jewellery Council (RJC).

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Canon sent warning letters to the first-tier suppliers in August and October 2022, respectively, and requested them not to use the SORs designated by Canon’s customers as high-risk SORs and non-conformant SORs under the RMAP in order to strengthen risk management. Further, Canon analyzed the responses of the “Smelter Risk Check Form” from the first-tier suppliers. Among the first-tier suppliers who had not been taking action to address risks, Canon approached those that Canon considered might carry particular risk and requested them to take measures to mitigate risks.

c.	Step 3: Design and implement a strategy to respond to identified risks
-	The head of the Working Group reported the progress of responsible minerals sourcing activities to the representative director in charge.
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Moreover, the Working Group reported, from October to November, 2022, its progress to relevant directors and executive officers of Canon Inc. as well as the presidents of the relevant domestic and overseas subsidiaries, by holding an annual global meeting and distributing relevant materials.

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Canon Inc. is a key member of JEITA’s RMTWG. The RMTWG is allied with the RMI, which plays the leading role in the response to responsible minerals sourcing. Canon Inc. has held the role of co-chair of the RMTWG since 2013. Canon Inc. has also served as team leader of the RMTWG’s Smelter Support Team since 2015.

-	Canon Inc. participates in the Japan Conflict-Free Sourcing Working Group (CFSWG), a joint initiative by JEITA’s RMTWG and major Japanese automobile manufacturers, and serves as the CFSWG vice-chair.
-	In addition to the above activities, Canon Inc. has been a member of the RMI since April 2015. Its membership code is “CNON.” Canon Inc. assists RMI activities as a corporate member of the RMI.

d.	Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices
-	As a RMI member, Canon Inc. supports audits under the RMAP carried out by the RMI on SORs.

e.	Step 5: Report annually on supply chain due diligence
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In accordance with the Dodd-Frank Act and the SEC’s final rules, on or before May 31, 2023, Canon Inc. plans to file a Form SD and Conflict Minerals Report (this report) with the SEC, and plans to publish the same information on its official website.

-	Since 2011, Canon Inc. has been reporting its activities in response to responsible minerals sourcing in its annually published Sustainability Report.

5.	Survey results for the 2022 calendar year

Result of RCOI and due diligence

-	Canon conducted the RCOI on 3,252 first-tier suppliers that possibly use 3TG. Canon conducted further due diligence on first-tier suppliers which reported the use of 3TG from the covered countries.
-	In cases where 3TG originating from covered countries were used, Canon received some responses indicating the minerals in question had been sourced from SORs that are conformant with the RMAP.
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Canon analyzed the information on the SORs mentioned in the responses from the supply chain through the RCOI, with reference to the RMI’s SOR information. The RMI classifies SORs based on the auditing status. The website of the RMI provides information of the auditing status under the RMAP.

http://www.responsiblemineralsinitiative.org/

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As of February 6, 2023, 225 SORs in Canon supply chain were identified as RMAP conformant and 11 SORs were identified as Active in the RMAP through our review. The remaining 114 SORs were neither RMAP conformant nor Active in the RMAP. Appendix 1-1, 1-2 and 1-3 provide lists of these SORs.

-	Canon was unable to determine whether the remaining entities reported by the first-tier suppliers as SORs were truly SORs.
-	Due to inadequate information from its supply chains, Canon was unable to determine the country or region of origin of many 3TG used in Canon Group products.
-	Appendix 1-4 lists examples of 3TG countries and regions of origin first-tier suppliers reported to Canon through CMRT responses.
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Based on the results of the RCOI and due diligence mentioned above, Canon was unable to determine whether the 3TG used for the products of the Canon Group financed or benefitted armed groups in the covered countries.

6.	Efforts to determine the mine or location of origin of 3TG with the greatest possible specificity and risk mitigation

The following efforts to determine the mine or location of origin of 3TG with the greatest possible specificity are planned to be implemented from 2023 onwards.

-	Canon will continue promoting verification operations of high-risk first-tier suppliers in accordance with Canon’s Guidelines for Responsible Minerals Sourcing.
-	Canon Inc. will continue its participation at JEITA’s RMTWG, CFSWG and RMI, and support activities to reduce risks in entire supply chains.

The EU Conflict Minerals Regulation (Regulation (EU) 2017/821) came into operation in January 2021. The EU Conflict Minerals Regulation does not limit due diligence to covered countries in Africa. In response, the CMRT, the industry standard reporting template for conflict minerals, was revised in May 2020 as Revision 6.01 and new Question 4: “Do any of the smelters in your supply chain source the 3TG from conflict-affected and high-risk areas?” was added to the template. Although Canon is not subject to the EU Conflict Minerals Regulation, Canon has conducted due diligence not only in the covered countries stipulated in the Dodd-Frank Act but also in the “conflict-affected and high-risk areas” stipulated in the OECD Guidance by using the CMRT as revised since the 2020 survey.

7.	Independent monitoring
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KPMG AZSA Sustainability Co., Ltd. conducted an independent private sector audit of this report. The audit assessed whether the due diligence framework Canon designed conforms to the OECD Guidance’s due diligence framework and whether the due diligence description in this report is consistent with the actual measures Canon undertook. The independent assurance report is attached in Appendix 2.

Forward-Looking Statements

This report contains not only past and present facts about Canon, but also future forecasts based on plans, prospects, management policies and strategies as of the publication date. These future forecasts are assumptions or estimations based on information available at the time the report was prepared. Due to a range of variables, however, the results or circumstances of our future business activities may vary from the forecasts contained herein.

Appendix 1.

1.

List of SORs that are believed to be in Canon’s supply chain who were RMAP conformant as of February 6, 2023. (The notation of SOR names and locations is in accordance with the information provided by RMI.)

Metal	SORs	Country/Region

Gold	L’Orfebre S.A.	ANDORRA

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL

Gold	Asahi Refining Canada Ltd.	CANADA

Gold	CCR Refinery - Glencore Canada Corporation	CANADA

Gold	Royal Canadian Mint	CANADA

Gold	Planta Recuperadora de Metales SpA	CHILE

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA

Gold	Heraeus Metals Hong Kong Ltd.	CHINA

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Gold	Jiangxi Copper Co., Ltd.	CHINA

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Shandong Gold Smelting Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	Gold by Gold Colombia	COLOMBIA

Gold	SAFINA A.S.	CZECHIA

Gold	SAAMP	FRANCE

Gold	Agosi AG	GERMANY

Gold	Aurubis AG	GERMANY

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Germany GmbH Co. KG	GERMANY

Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	Bangalore Refinery	INDIA

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	Chimet S.p.A.	ITALY

Gold	Italpreziosi	ITALY

Gold	T.C.A S.p.A	ITALY

Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Asahi Pretec Corp.	JAPAN

Gold	Asaka Riken Co., Ltd.	JAPAN

Gold	Chugai Mining	JAPAN

Gold	Dowa	JAPAN

Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN

Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN

Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Japan Mint	JAPAN

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	Tokuriki Honten Co., Ltd.	JAPAN

Gold	Yamakin Co., Ltd.	JAPAN

Gold	Yokohama Metal Co., Ltd.	JAPAN

Gold	Kazzinc	KAZAKHSTAN

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	LT Metal Ltd.	KOREA, REPUBLIC OF

Gold	NH Recytech Company	KOREA, REPUBLIC OF

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF

Gold	Torecom	KOREA, REPUBLIC OF

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO

Gold	REMONDIS PMR B.V.	NETHERLANDS

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN

Gold	Boliden AB	SWEDEN

Gold	Argor-Heraeus S.A.	SWITZERLAND

Gold	Metalor Technologies S.A.	SWITZERLAND

Gold	PAMP S.A.	SWITZERLAND

Gold	PX Precinox S.A.	SWITZERLAND

Gold	Valcambi S.A.	SWITZERLAND

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Istanbul Gold Refinery	TURKEY

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA

Gold	Materion	UNITED STATES OF AMERICA

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Tantalum	AMG Brasil	BRAZIL

Tantalum	Mineracao Taboca S.A.	BRAZIL

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	NPM Silmet AS	ESTONIA

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	TANIOBIS GmbH	GERMANY

Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Tantalum	Taki Chemical Co., Ltd.	JAPAN

Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	KEMET de Mexico	MEXICO

Tantalum	TANIOBIS Co., Ltd.	THAILAND

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA

Tantalum	QuantumClean	UNITED STATES OF AMERICA

Tantalum	Telex Metals	UNITED STATES OF AMERICA

Tin	Metallo Belgium N.V.	BELGIUM

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)

Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL

Tin	Estanho de Rondonia S.A.	BRAZIL

Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	Mineracao Taboca S.A.	BRAZIL

Tin	Resind Industria e Comercio Ltda.	BRAZIL

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA

Tin	China Tin Group Co., Ltd.	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA

Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	PT Aries Kencana Sejahtera	INDONESIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Babel Surya Alam Lestari	INDONESIA

Tin	PT Bangka Serumpun	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT Cipta Persada Mulia	INDONESIA

Tin	PT Menara Cipta Mulia	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Mitra Sukses Globalindo	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA

Tin	PT Rajawali Rimba Perkasa	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sukses Inti Makmur	INDONESIA

Tin	PT Timah Tbk Kundur	INDONESIA

Tin	PT Timah Tbk Mentok	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tommy Utama	INDONESIA

Tin	Dowa	JAPAN

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Minsur	PERU

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	Fenix Metals	POLAND

Tin	Luna Smelter, Ltd.	RWANDA

Tin	CRM Synergies	SPAIN

Tin	Metallo Spain S.L.U.	SPAIN

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	Thaisarco	THAILAND

Tin	Alpha	UNITED STATES OF AMERICA

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA

Tungsten	Cronimet Brasil Ltda	BRAZIL

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA

Tungsten	Fujian Xinlu Tungsten	CHINA

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CHINA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	H.C. Starck Tungsten GmbH	GERMANY

Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY

Tungsten	A.L.M.T. Corp.	JAPAN

Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM

Tungsten	Masan High-Tech Materials	VIET NAM

2.

List of SORs that are believed to be in Canon’s supply chain who were RMAP Active as of February 6, 2023. (The notation of SOR names and locations is in accordance with the information provided by RMI.)

Metal	SORs	Country/Region

Gold	C.I Metales Procesados Industriales SAS	COLOMBIA

Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA

Gold	WEEEREFINING	FRANCE

Gold	Augmont Enterprises Private Limited	INDIA

Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA

Gold	Alexy Metals	UNITED STATES OF AMERICA

Tin	Super Ligas	BRAZIL

Tin	CV Venus Inti Perkasa	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT Timah Nusantara	INDONESIA

Tin	DS Myanmar	MYANMAR

3.

List of SORs that are believed to be in Canon’s supply chain who were neither RMAP conformant nor RMAP Active as of February 6, 2023. (The notation of SOR names and locations is in accordance with the information provided by RMI.)

Metal	SORs	Country/Region

Gold	ABC Refinery Pty Ltd.	AUSTRALIA

Gold	Industrial Refining Company	BELGIUM

Gold	Value Trading	BELGIUM

Gold	Marsam Metals	BRAZIL

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	Dongwu Gold Group	CHINA

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA

Gold	Lingbao Gold Co., Ltd.	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA

Gold	Shandong Humon Smelting Co., Ltd.	CHINA

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold	Yunnan Copper Industry Co., Ltd.	CHINA

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY

Gold	DODUCO Contacts and Refining GmbH	GERMANY

Gold	SAXONIA Edelmetalle GmbH	GERMANY

Gold	Gold Coast Refinery	GHANA

Gold	CGR Metalloys Pvt Ltd.	INDIA

Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA

Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA

Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA

Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA

Gold	JALAN & Company	INDIA

Gold	Kundan Care Products Ltd.	INDIA

Gold	MD Overseas	INDIA

Gold	Sai Refinery	INDIA

Gold	Shirpur Gold Refinery Ltd.	INDIA

Gold	Sovereign Metals	INDIA

Gold	8853 S.p.A.	ITALY

Gold	Safimet S.p.A	ITALY

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF

Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA

Gold	Modeltech Sdn Bhd	MALAYSIA

Gold	Sellem Industries Ltd.	MAURITANIA

Gold	Caridad	MEXICO

Gold	Morris and Watson	NEW ZEALAND

Gold	K.A. Rasmussen	NORWAY

Gold	Albino Mountinho Lda.	PORTUGAL

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	L’azurde Company For Jewelry	SAUDI ARABIA

Gold	AU Traders and Refiners	SOUTH AFRICA

Gold	Sudan Gold Refinery	SUDAN

Gold	Cendres + Metaux S.A.	SWITZERLAND

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	African Gold Refinery *	UGANDA

Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES

Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES

Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES

Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA

Gold	Pease & Curren	UNITED STATES OF AMERICA

Gold	QG Refining, LLC	UNITED STATES OF AMERICA

Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Tantalum	5D Production OU	ESTONIA

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA

Tin	Melt Metais e Ligas S.A.	BRAZIL

Tin	Soft Metais Ltda.	BRAZIL

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA

Tin	Precious Minerals and Smelting Limited	INDIA

Tin	PT Masbro Alam Stania	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Tirus Putra Mandiri	INDONESIA

Tin	Modeltech Sdn Bhd	MALAYSIA

Tin	Pongpipat Company Limited	MYANMAR

Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	VQB Mineral and Trading Group JSC	VIET NAM

Tungsten	ACL Metais Eireli	BRAZIL

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA

Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	Artek LLC	RUSSIAN FEDERATION

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION

Tungsten	LLC Vostok	RUSSIAN FEDERATION

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION

Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION

Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION

Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION

*

On March 17, 2022, the U.S. Department of the Treasury added this gold refinery in Uganda to the OFAC’s Specially Designated Nationals (SDN) List. The Canon Group has no direct business with the refinery. We alerted the first-tier suppliers of the Canon Group not to use this gold refinery, and requested that suppliers utilizing this refinery in their supply chains provide us with schedules for eliminating the refinery therefrom (“elimination schedules”). As of the date of this report, we remain in the process of confirming the elimination schedules from our suppliers.

4.	Examples of the countries and regions of origin from which the SORs listed in Appendix 1-1, 1-2 and 1-3 are believed to have sourced 3TG

Andorra	France

Argentina	Gambia

Armenia	Georgia

Australia	Germany

Austria	Ghana

Azerbaijan	Greece

Bahamas	Guatemala

Belgium	Guinea

Bolivia	Guyana

Botswana	Honduras

Brazil	Hungary

Bulgaria	Iceland

Burkina Faso	India

Burundi	Indonesia

Cameroon	Ireland

Canada	Israel

Chile	Italy

China	Japan

Colombia	Jordan

Cote d’Ivoire	Kazakhstan

Croatia	Kenya

Cyprus	Korea, Republic of

Czech Republic	Laos

Democratic Republic of the Congo	Latvia

Dominican Republic	Lebanon

Ecuador	Liberia

Egypt	Libya

El Salvador	Liechtenstein

Estonia	Lithuania

Ethiopia	Luxembourg

Fiji	Madagascar

Finland	Malaysia

Mali	Senegal

Malta	Serbia

Mauritania	Sierra Leone

Mauritius	Singapore

Mexico	Slovakia

Mongolia	Slovenia

Morocco	Solomon Islands

Mozambique	South Africa

Myanmar	Spain

Namibia	Sudan

Netherlands	Suriname

New Caledonia	Sweden

New Zealand	Switzerland

Nicaragua	Taiwan

Niger	Tajikistan

Nigeria	Tanzania

Norway	Thailand

Pakistan	Togo

Panama	Trinidad and Tobago

Papua New Guinea	Tunisia

Peru	Turkey

Philippines	Uganda

Poland	United Arab Emirates

Portugal	United Kingdom

Puerto Rico	United States of America

Russian Federation	Uruguay

Rwanda	Uzbekistan

San Marino	Viet Nam

Saudi Arabia	Zambia

Appendix 2.

INDEPENDENT ASSURANCE REPORT

To the Board of Directors and Stockholders of Canon Inc.

We have undertaken a reasonable assurance engagement of:

●

management’s assertion, included in section 4 of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2022, that the design of Canon Inc.’s (the “Company”) due diligence framework is in conformity with the criteria set forth in the Organisation of Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and

●

whether the Company’s description of the due diligence measures it performed, as set forth in section 4 of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2022, is consistent, in all material respects, with the due diligence process that the Company undertook.

Management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on the procedures we have performed.

Our reasonable assurance engagement was conducted in accordance with ‘International Standard on Assurance Engagements (ISAE) 3000, Assurance Engagements other than Audits or Reviews of Historical Financial Information’, issued by the International Auditing and Assurance Standards Board, and the standards applicable to performance audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, and, accordingly, included examining, on a test basis, evidence about the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed, and performing such other procedures as we considered necessary in the circumstances. We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Our reasonable assurance engagement was not conducted for the purpose of evaluating:

●	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;
●	The completeness of the Company’s description of the due diligence measures performed;
●	The suitability of the design or operating effectiveness of the Company’s due diligence process;
●	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;
●	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or
●	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than section 4.

In our opinion,

●

the design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2022, as set forth in section 4 of the Conflict Minerals Report is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

●

the Company’s description of the due diligence measures it performed as set forth in section 4 of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2022, is consistent, in all material respects, with the due diligence process that the Company undertook.

We have complied with the Code of Ethics for Professional Accountants issued by the International Ethics Standards Board for Accountants, which includes independence and other requirements founded on fundamental principles of integrity, objectivity, professional competence and due care, confidentiality and professional behavior. In accordance with International Standard on Quality Management 1, we design, implement and operate a system of quality management including policies or procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.

/s/ Kazuhiko Saito

Kazuhiko Saito, Partner, Representative Director

KPMG AZSA Sustainability Co., Ltd.

Tokyo, Japan

May 30, 2023

Notes to the Reader of Independent Assurance Report:

This is a copy of the Independent Assurance Report and the original copies are kept separately by the Company and KPMG AZSA Sustainability Co., Ltd.